Exhibit 10.28
BORGWARNER INC.
MANAGEMENT INCENTIVE PLAN

1. Purpose

The purpose of the BorgWarner Inc. ("Corporation") Management Incentive Plan ("the Plan") is (a) to assist the Corporation in attracting and retaining in the employ of the Corporation and its Subsidiaries, individuals of outstanding competence, and (b) to provide performance incentives for officers, executives and other key employees of the Corporation and its Subsidiaries.

2. Application / Definitions

The Plan shall apply to the Corporation and Subsidiaries which have not been specifically excluded by the Administrator.

Unless otherwise required by the context, the terms used in this Plan shall have the meanings indicated below.

•ADMINISTRATOR: (1) The Committee or the Board, with respect to Participants who are or become executive officers of the Corporation, and (2) the Corporation’s Chief Executive Officer or Chief Human Resources Officer (or such officer’s delegate to the extent of such delegation), with respect to Participants who are not executive officers of the Corporation.
•BOARD OR BOARD OF DIRECTORS: The Board of Directors of the Corporation.
•COMMITTEE: A committee of three (3) or more persons selected by the Board from its own membership, which shall be the Compensation Committee of the Board unless another committee of the Board shall be designated by the Board, to administer the Plan.
•CORPORATION: BorgWarner Inc., a Delaware corporation and its successors and assigns.
•PARTICIPANT: An employee of the Corporation or of a Subsidiary who is (1) regularly employed, (2) in the opinion of the Administrator, in a position to make significant contributions to the financial or business performance of the Corporation or of a Subsidiary, and (3) approved by the Administrator as eligible to participate in the Plan.
•PLAN: The BorgWarner Inc. Management Incentive Plan, as it may be amended from time to time.
•SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Corporation.

3. Target Amounts / Performance Measures / Objectives

The bonus award target amount (i.e., incentive opportunity) level provided to Participants will be determined by the Administrator based on the country and level (i.e., grade) of the Participant, or

Exhibit 10.28
on such other basis as approved by the Administrator and will be reviewed periodically to ensure market competitiveness.

Plan objectives (i.e., performance measures) and targets will be determined by the Administrator on an annual basis, and achievement levels for each of those objectives will be set as follows (except to the extent otherwise determined by the Administrator):

•Threshold: minimum level required for payment (which shall be 50% of target payout)
•Target: equivalent to 100% payout
•Maximum: level required to be achieved for maximum payout (which shall be 200% of target payout)

Interpolation will be used to calculate payout levels between these defined intervals.

Weightings of Plan objectives will be assigned to each Participant and reviewed on an annual basis and will be designed to reward the Participant based on the Corporation’s (or a Subsidiary’s or other business unit’s) achievement of financial and business objectives for which they have influence, or based on such other performance measures as the Administrator may determine.

The Administrator, in its sole discretion, has the authority to modify the calculated payout amounts under the Plan.

Bonus awards that are earned based on achievement of Plan objectives shall be paid in cash as soon as practicable after the level of achievement of Plan objectives, and the resulting payout amounts, have been determined, but in no event later than March 15 of the calendar year immediately following the calendar year to which the relevant Plan objectives relate.

Opportunity statements detailing the Participant’s bonus target and Plan objectives will be provided to each Participant on an annual basis. Participants will be required to review and accept their opportunity statement in order to be eligible to receive any payment.

Payout statements detailing the results of the objectives, and the payout of each award will be provided to each Participant at the time of payment.

4. Administration and Amendment

The Plan shall be administered by the Administrator. The Administrator shall have full power to interpret and administer the Plan and full authority to act in determining who shall be Participants in the Plan, the amount to be awarded to each Participant, and the conditions, form, manner, time, and terms of payment of awards. The interpretations by the Administrator of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Administrator, shall be final, binding, and conclusive on the Corporation's stockholders, the Corporation, its Subsidiaries, all Participants and employees, and upon their successors and assigns, and upon all other persons claiming under or through any of them.

Exhibit 10.28
The Administrator may adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary (i) to determine participation in the Plan, the amount to be awarded to each Participant, the conditions, form, manner, time and terms of payment of such awards and (ii) to administer the Plan, and may amend or revoke any such rule or regulation.

Notwithstanding anything to the contrary in the Plan or in any opportunity or payout statement, the amount to be awarded and the form, manner, conditions, time and terms of payment of awards shall at all times remain within the sole discretion of the Administrator. The Administrator may refrain from paying an incentive award to Participants who may have attained one or more of the performance criteria, but who in the Administrator’s opinion upon review of a recommendation by management have otherwise failed to perform satisfactorily. Eligibility for a Participant to receive a payout under various employment events is is described in Appendix A; provided that the Administrator may modify or waive such eligibility provisions in its sole and absolute discretion, to the extent consistent with applicable legal requirements.

The Administrator may, at any time, without the consent of any Participant, amend or terminate the Plan in part or in whole.

Except as otherwise provided under Delaware General Corporation Law, and without limiting the rights and powers of the Corporation under such Law, members of the Board of Directors, members of the Committee, the Chief Executive Officer and the Chief Human Resources Officer, and their respective delegates, acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and on written reports by the certified public accountants of the Corporation and shall incur no liability except from gross negligence or willful misconduct in the performance of their duties.

5. Limitations on Rights / Repayment or Clawback / Governing Law

The determination of the Participants eligible to receive awards for any fiscal year shall be made by the Administrator. The receipt of an award in one year shall not entitle a Participant to receipt of an award in another year. The Administrator, in its sole discretion, may refrain from making an award to any Participant who has voluntarily or involuntarily left his or her employment with the Corporation or any Subsidiary or has given notice of intention to leave before the award actually is made.

Neither the adoption of the Plan nor its operation, nor any booklet or other document describing or referring to the Plan, or any part thereof, shall confer upon any Participant any right to continue in the employ of the Corporation or any Subsidiary or shall in any way affect the right and power of the Corporation or any Subsidiary to dismiss or otherwise terminate the employment of any Participant at any time for any reason with or without Cause. If the Corporation or any Subsidiary shall terminate the employment of a Participant for any reason, whether or not for Cause, neither the Corporation nor any Subsidiary shall incur any liability to the Participant due to the inability of the Participant by reason of such termination to receive payment of any award under the Plan or to be eligible thereafter for any award under the Plan.

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By accepting any benefits under the Plan, each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Corporation or the Administrator.

Appropriate provision shall be made for all taxes which the Corporation or its Subsidiaries are required to withhold from awards under the laws of governmental authority, whether Federal, state or local and whether domestic or foreign. If, at the time any payment is to be made under the Plan to a Participant, the Participant is indebted or obligated to the Corporation or a Subsidiary, then the payment to be made to the Participant may, at the discretion of the Administrator, be reduced by the amount of such indebtedness or obligation; provided that an election by the Administrator not to reduce any such payment or payments shall not constitute a waiver of the Corporation’s or Subsidiary’s claim for such indebtedness or obligation.

No rights under the Plan shall be assignable, either voluntarily or involuntarily by way of encumbrance, pledge, attachment, levy or charge of any nature (except as may be required by state or federal law). Notwithstanding anything in the Plan to the contrary, to the extent permitted by the Corporation, a Participant may designate a beneficiary or receive an award made to the Participant by the Administrator but not paid prior to the Participant's death.

Nothing in the Plan shall require the Corporation or any Subsidiary to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Participant or other person shall have any right, title or interest in any amount awarded under the Plan prior to payment thereof, or in any property of the Corporation or its Subsidiaries or affiliated corporations.

Although neither the Corporation nor any Subsidiary guarantees to the Participant any particular tax treatment relating to the awards under the Plan, it is intended that the awards be exempt from, or comply with, Code Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), and the Plan and awards under the Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding anything herein to the contrary, in no event whatsoever shall the Corporation or any Subsidiary be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

At the discretion of the Administrator, Participants may be responsible to repay the Corporation in the event of a financial restatement that results in a reduction of payout. In addition, all awards under the Plan, and any payments made thereunder, shall be subject to the BorgWarner Inc. Compensation Recovery Policy and any other recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Corporation from time to time.

All awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, USA without taking into account its conflict of laws provisions.

Exhibit 10.28
Appendix A
Payment Eligibility by Employment Event

Event	Effect on Incentive Award
Promotion / Lateral Transfer	New opportunity statement with incentive opportunity pro-rated based on time in each position and/or business unit or reporting unit. To the extent a promotion results in a Participant becoming an executive officer, the Committee will determine the Participant’s opportunity and otherwise act as the Administrator with respect to the Participant’s participant in the Plan.
Demotion	New opportunity statement with incentive opportunity pro-rated based on time in each position.
Leave of Absence more than Three (3) Months	The current calendar year incentive for a Participant absent due to a paid or unpaid leave lasting longer than three months will be reduced on a pro-rata basis for the period of time in that calendar year that the leave of absence exceeds three months.
Voluntary Termination
No eligibility for a payout if not continuously employed by the Corporation or its Subsidiaries through the date payment is made.

No incentive will be paid if notice of voluntary termination is provided prior to the date payment is made.

Involuntary Termination (not for Cause) / Disability / Retirement	A Participant employed at least three months during the performance period calendar year whose employment ends as a result of involuntary termination (not for Cause), disability, or retirement may be eligible to receive an incentive based on year-end financial results and calculated on a pro-rata basis for the period of employment in the performance period calendar year, payable by March 15 of the calendar year immediately following the performance period calendar year.

Exhibit 10.28

Termination for Cause	No incentive payment will be made.
Death	A beneficiary or estate of a Participant employed at least three (3) months during the calendar year in which employment terminates due to death may be eligible to receive an incentive based on year-end financial results and calculated on a pro-rata basis for the period of employment in that calendar year, payable by March 15 of the calendar year immediately following the performance period calendar year.

Exhibit 10.28
Appendix B
Definition for Cause
1.1“Cause” means the following as determined by the Company:
(a)the Participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude under Federal law or the law of the state in which such action occurred,
(b)the Participant’s commission of any material act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of the customers, vendors or suppliers of the Company or its Affiliates,
(c)dishonesty in the course of fulfilling the Participant’s employment duties,
(d)the Participant’s misappropriation of material funds or assets of the Company for personal use or any act of theft or fraud as determined by the Company,
(e)the Participant’s engagement in harassment or discrimination based on a legally protected status with respect to any employee of the Company or any of its subsidiaries,
(f)the Participant’s breach of material Company policy,
(g)the Participant’s refusal to perform lawful duties as directed in good faith by the Company,
(h)willful and deliberate failure on the part of the Participant to perform his employment duties in any material respect,
(i)the Participant’s substantial or repeated neglect of duties (even if not willful and deliberate) after notice and an opportunity to cure,
(j)the Participant’s gross negligence or willful misconduct that results or is reasonably expected to result in substantial harm to the Company (either singly or on a consolidated basis), or
(k)the Participant’s breach of written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.